Exhibit 10.1

THIS AGREEMENT (this “Agreement”), dated September 15, 2011 is entered into by and between NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.
Reference is made to certain financing arrangements entered into by and between the Company and certain of its former and/or current subsidiaries (collectively, the “Obligors”) and the Investor, evidenced by, among other things, the documents, instruments, and agreements listed on Exhibit X attached hereto and incorporated herein by reference (collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Existing Financing Documents”).

B.
Reference is also made to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of May 27, 2010, between the Company and the Investor pursuant to which the Company has issued and the Investor has purchased the Convertible Debentures and Warrants.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

C.
The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase (i) a $450,000 secured convertible debenture in the form attached hereto as “Exhibit A” (the “Ninth 2011 Convertible Debenture”, which shall be deemed to be included in the term Convertible Debentures), which shall be convertible into Common Stock (as converted such shares of Common Stock, shall be Conversion Shares), and (ii) warrants substantially in the form attached hereto as “Exhibit B” (the “Ninth 2011 Warrants”, which shall be deemed to be included in the term Warrants and together with this Agreement, the Ninth 2011 Convertible Debenture, the Existing Financing Documents and all other documents, instruments and agreements executed in connection therewith or related thereto, the “Financing Documents”), to acquire up to 1,000,000 additional shares of Common Stock (as exercised, such shares of Common Stock shall be Warrant Shares) which shall be funded on the date hereof (the “Ninth 2011 Closing”) for a total purchase price of $450,000, (the “Ninth 2011 Purchase Price”).

D.	In order to induce the Company to issue and the Investor to purchase the Ninth 2011 Convertible Debenture and the Ninth 2011 Warrants, the parties desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. Purchase and Sale of Ninth 2011 Convertible Debenture and Ninth 2011 Warrants.

(a)       Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at the Ninth 2011 Closing and the Company agrees to sell and issue to the Investor at the Ninth 2011 Closing, the Ninth  2011 Convertible Debenture and Ninth 2011 Warrants.

(b)       The Ninth 2011 Closing shall take place at 10:00 a.m. Eastern Standard Time on the same business day as the date hereof, subject to notification of satisfaction of the conditions to the Ninth 2011 Closing set forth in this Agreement (or such other date as is mutually agreed to by the Company and the Investor).  The Ninth 2011 Closing shall occur at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Investor).

(c)       Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Ninth 2011 Closing Date, (i) the Investor shall deliver to the Company such aggregate proceeds for the Ninth 2011 Convertible Debenture and Ninth 2011 Warrants to be issued and sold to such Investor at the Ninth 2011 Closing, minus the fees to be paid directly from the proceeds thereof as set forth herein, and (ii) the Company shall deliver to the Investor the Ninth 2011 Convertible Debenture and Ninth 2011 Warrants duly executed on behalf of the Company.

2. Representations and Warranties of Investor.

(a)       The representations and warranties of the Investor set forth in Section 2 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Investor Representations and Warranties”).  For the avoidance of doubt, in the Investor Representations and Warranties references to “Securities” shall be deemed references to the Ninth 2011 Convertible Debenture, the Ninth 2011 Warrants and the shares of Common Stock issuable upon conversion or exercise thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Ninth  2011 Convertible Debenture, references to “Warrant Shares” shall be deemed to reference the shares of Common Stock issuable upon exercise of the Ninth 2011 Warrants and any reference to “Transaction Documents” shall be deemed to include a reference to this Agreement, the Ninth 2011 Convertible Debenture and the Ninth 2011 Warrants.

(b)       The Investor hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto, the Investor Representations and Warranties are true and correct on the date hereof (except for Investor Representations and Warranties that speak as of a specific date).

3. Representations and Warranties of the Company.

(a)       The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Company Representations and Warranties”).  For the avoidance of doubt, in the Company Representations and Warranties references to “Securities” shall be deemed references to the Ninth 2011 Convertible Debenture, the Ninth 2011 Warrants and the shares of Common Stock issuable upon conversion or exercise thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Ninth  2011 Convertible Debenture, references to “Warrant Shares” shall be deemed to reference the shares of Common Stock issuable upon exercise of the Ninth 2011 Warrants and any reference to “Transaction Documents” shall be deemed to include a reference to this Agreement, the Ninth 2011 Convertible Debenture and the Ninth 2011 Warrants.

(b)       The Company hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto or as set forth in the SEC Documents, such Company Representations and Warranties are true and correct on the date hereof (except for Company Representations and Warranties that speak as of a specific date).

4. Covenants.

(a)       With the exception of subsections 4(d), 4(g)(ii), 7(e) and 7(h), the covenants set forth (or referenced) in Section 4 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Covenants”).  For the avoidance of doubt, the Covenants’ references to “Securities” shall be deemed references to the Ninth 2011 Convertible Debenture, the Ninth 2011 Warrants and the shares of Common Stock issuable upon conversion or exercise thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Ninth  2011 Convertible Debenture, references to “Warrant Shares” shall be deemed to reference the shares of Common Stock issuable upon exercise of the  Ninth 2011 Warrants and any reference to “Transaction Documents” shall be deemed to include a reference to this Agreement, the  Ninth 2011 Convertible Debenture and the  Ninth 2011 Warrants.

(b)       The Company will use the proceeds from the sale of the Ninth 2011 Convertible Debenture for the general corporate and working capital purposes of the Company and its subsidiaries.

5. Ratification of Financing Documents; Confirmation of Collateral; Cross-Default; Cross-Collateralization; Further Assurances.

(a)       The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Existing Financing Documents, and acknowledges and agrees that, subject to the terms and conditions of this Agreement, all terms and conditions of the Existing Financing Documents shall remain in full force and effect and the Company remains liable to the Investor for the payment and performance of all amounts due under the Existing Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)       The Company hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents include, without limitation, all amounts hereafter owed or due under the Ninth 2011 Convertible Debenture and/or the Financing Documents (the “Obligations”), and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Investor pursuant to the Financing Documents, or otherwise, shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a default and/or event of default under any Financing Document shall constitute a default and an event of default under all of the Financing Documents, it being the express intent of the Company that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted.

(c)       The Company has previously granted the Investor security interests in all of its assets, and to confirm the same the Company hereby grants the Investor a security interest in all of its assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, patents, patent applications, copyrights, trademarks, trademark applications, trade names, domain names, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles including payment intangibles, to secure the Obligations free and clear of all liens and encumbrances, except those in favor of the Investor.

(d)       The Company shall, from and after the execution of this Agreement, execute and deliver to the Investor whatever additional documents, instruments, and agreements that the Investor may require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein more securely in the Investor and/or to otherwise give effect to the terms and conditions of this Agreement and/or any documents, instruments and agreement required in connection with, related to, or contemplated by this Agreement, and hereby irrevocably authorizes the Investor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Investor deems necessary to perfect or evidence the Investor’s security interests and liens in any such collateral.

(e)       The Company acknowledges and agrees that this Agreement shall constitute an authenticated record as such term is defined in the Uniform Commercial Code.

(f)       The Company acknowledges and agrees that nothing contained in this Agreement, the  Ninth 2011 Convertible Debenture, the  Ninth 2011 Warrants or in any document, instrument or agreement required in connection with, related to or contemplated thereby shall be deemed to constitute (1) a waiver of any defaults or events of default now existing or hereafter arising, (2) an agreement to forbear by the Investor with respect to such defaults or events of default, or (3) an amendment, modification, extension or waiver of any of the terms of the Financing Documents or of any of the Investor’s rights and remedies thereunder.

6. Conditions.  The obligation of the Investor hereunder to purchase the  Ninth 2011 Convertible Debenture is subject to the Investor having received an opinion of counsel from counsel to the Company in a form satisfactory to the Investor; provided that this condition is for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

7. Fees and Expenses. The Company shall pay all of its costs and expenses incurred by it connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the  Ninth 2011 Convertible Debenture, the  Ninth 2011 Warrants or any document, instrument or agreement required in connection with, related to or contemplated thereby.   The Company shall pay a structuring and due diligence fee to Yorkville Advisors, LLC, the Investor’s investment manager, of $25,000 which shall be paid directly from the proceeds of the Closing.  The Company acknowledges and agrees that the structuring and due diligence fee paid shall be nonrefundable, fully earned as of the date of the execution of this Agreement, and retained by the Investor as a fee and not applied in reduction of any other Obligations.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of date first above written.

COMPANY:
NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Robert W. Thomson
Name:	Robert W. Thomson
Title:	Interim Chief Financial Officer

INVESTOR:
YA GLOBAL INVESTMENTS, L.P.
By:	Yorkville Advisors, LLC
its Investment Manager

By:	/s/ Gerald Eicke
Name:	Gerald Eicke
Title:	Managing Member